The Royce Fund

1414 Avenue of the Americas
New York, NY 10019
(212) 355-7311
(800) 221-4268

August __, 2006

Mr. Charles M. Royce
1414 Avenue of the Americas
New York, NY 10019

Dear Mr. Royce:

The Royce Fund (the “Trust) hereby accepts your offer to purchase 100 shares of beneficial interest of Royce International Value Fund, a series of the Trust, at $10.00 per share, for an aggregate purchase price of $1,000.00, subject to the understanding that you have no present intention of redeeming or selling the shares so acquired.

Sincerely,
THE ROYCE FUND

By: Charles M. Royce
President

Agreed:

I, Charles M. Royce, hereby agree to purchase the shares of beneficial interest covered under the above letter agreement. I acknowledge that I have no present intention of redeeming or selling any of the 100 shares of Royce International Value Fund covered by such letter agreement.

Charles M. Royce

The Royce Fund

1414 Avenue of the Americas
New York, NY 10019
(212) 355-7311
(800) 221-4268

August __, 2006

Mr. Charles M. Royce
1414 Avenue of the Americas
New York, NY 10019

Dear Mr. Royce:

The Royce Fund (the “Trust) hereby accepts your offer to purchase 100 shares of beneficial interest of Royce Smaller-Companies International Fund, a series of the Trust, at $10.00 per share, for an aggregate purchase price of $1,000.00, subject to the understanding that you have no present intention of redeeming or selling the shares so acquired.

Sincerely,
THE ROYCE FUND

By: Charles M. Royce
President

Agreed:

I, Charles M. Royce, hereby agree to purchase the shares of beneficial interest covered under the above letter agreement. I acknowledge that I have no present intention of redeeming or selling any of the 100 shares of Royce Smaller-Companies International Fund covered by such letter agreement.

Charles M. Royce